UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2013

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2013, James A. Beer, Executive Vice President and Chief Financial Officer of Symantec Corporation (the “Company”), provided the Company with notice of his resignation, effective October 8, 2013. Mr. Beer is leaving the Company to become Chief Financial Officer of McKesson Corporation.

Until a permanent replacement for Mr. Beer has been named, Andrew H. Del Matto will serve as the Company’s acting Chief Financial Officer. Mr. Del Matto, age 54, has served as our Senior Vice President and Chief Accounting Officer since April 2012. Mr. Del Matto had served as the Company’s Corporate Treasurer and Vice President of Finance Business Operations since September 2009. During his eight year tenure at the Company, Mr. Del Matto had also led our Corporate Financial Planning and Analysis and Revenue Operations teams. Prior to joining Symantec in January 2005, Mr. Del Matto had been employed by Inktomi Corporation and SGI Corporation in a variety of finance and accounting leadership roles. Mr. Del Matto started his career with KPMG LLP as a certified public accountant. Mr. Del Matto holds a bachelor of science degree from Ohio University and a master’s in business administration degree from Golden Gate University.

Item 7.01 Regulation FD Disclosure.

On September 30, 2013, the Company issued a press release announcing that Mr. Beer will be leaving the Company and that Mr. Del Matto will be serving as the Company’s acting Chief Financial Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information contained in this item, including Exhibit 99.1, is furnished to the Securities and Exchange Commission (the “Commission”), but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press Release issued by the Company dated September 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: September 30, 2013	By:	/s/ Gregory King
Gregory King Vice President, Legal and Assistant Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.01	Press Release issued by the Company dated September 30, 2013